Exhibit 99.2

MICHELLE STREICHER

Plaintiff,

                vs.

MICHAEL B. POLK, JOHN K. STIPANCICH, SCOTT H. GARBER, BRADFORD R. TURNER, THOMAS E. CLARKE, KEVIN C. CONROY, SCOTT S. COWEN, MICHAEL T. COWHIG, DOMENICO DE SOLE, CYNTHIA A. MONTGOMERY, CHRISTOPHER D. O’LEARY, JOSE IGNACIO PEREZ-LIZAUR, STEVEN J. STROBEL, MICHAEL A. TODMAN, RAYMOND G. VIAULT, IAN G.H. ASHKEN, MARTIN E. FRANKLIN, ROS L’ESPERANCE, JAMES R. CRAIGIE, BRETT M. ICAHN, GERARDO I. LOPEZ, COURTNEY R. MATHER, and ROBERT A. STEELE,

Defendants,

            and

NEWELL BRANDS INC.

Nominal Defendant.

SUPERIOR COURT OF NEW JERSEY LAW DIVISION: HUDSON COUNTY DOCKET NO.: HUD-L-001853-23 Civil Action NOTICE OF PROPOSED DERIVATIVE SETTLEMENT

TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF THE COMMON STOCK OF NEWELL BRANDS INC. (“NEWELL” OR THE “COMPANY”) AS OF JUNE 7, 2023 (THE “RECORD DATE”)

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO THE PROPOSED SETTLEMENT AND DISMISSAL OF THE ABOVE-CAPTIONED DERIVATIVE ACTION (THE “ACTION”) BY COURT ORDER AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.

IF YOU HOLD NEWELL COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

Notice is hereby provided to you of the proposed settlement (the “Settlement”) of this stockholder derivative litigation. This Notice is provided by Order of the Superior Court of New Jersey Law Division: Hudson County (the “Court”). It is not an expression of any opinion by the Court with respect to the truth of the allegations in the litigation or merits of the claims or defenses asserted by or against any party. It is solely to notify you of the terms of the proposed Settlement, and your rights related thereto. The terms of the proposed Settlement are set forth in a written Stipulation of Settlement dated June 7, 2023 (“Stipulation”).1 A link to the Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) attaching the Stipulation and this Notice may be found on Newell’s website at the Investor Relations page at https://ir.newellbrands.com/.

I.	WHY THE COMPANY HAS ISSUED THIS NOTICE

Your rights may be affected by the Settlement of the action styled Streicher v. Polk, et al., No. HUD-L-001853-23, pending in the Court (the “Action”). The “Settling Parties”: (i) Michelle Streicher—plaintiff in the above-captioned Action, Andy Martindale—plaintiff in the action styled In re Newell Brands Inc. Derivative Litigation, Lead Case No. 1:18-cv-1696 (D. Del.), and Larry R. Weber and Jamie R. Butcher-Weber (collectively with Streicher and Martindale, “Plaintiffs”)—plaintiffs in the action styled Butcher-Weber, et al. v. Polk, et al., Case No. 1:20-cv-1792 (D. Del.), individually and derivatively on behalf of Newell Brands Inc. (“Newell” or the “Company”); (ii) individual defendants Michael B. Polk, John K. Stipancich, Scott H. Garber, Bradford R. Turner, Michael T. Cowhig, Thomas E. Clarke, Kevin C. Conroy, Scott S. Cowen, Domenico De Sole, Cynthia A. Montgomery, Christopher D. O’Leary, Jose Ignacio Perez-Lizaur, Michael A. Todman,

[1]	Capitalized terms not otherwise defined shall have the same meanings as set forth in the Stipulation.

Raymond G. Viault, Martin E. Franklin, Ian G. H. Ashken, Ros L’Esperance, James L. Cunningham III, Patrick D. Campbell, Bridget Ryan Berman, James R. Craigie, Brett M. Icahn, Jay L. Johnson, Gerardo I. Lopez, Courtney R. Mather, Ravi Saligram, Judith A. Sprieser, Robert A. Steele, and Steven J. Strobel (collectively, the “Settling Defendants”); and (iii) nominal defendant Newell (the Plaintiffs, the Settling Defendants, and Newell are collectively referred to as the “Settling Parties”), have agreed upon terms to settle the Derivative Matters, through counsel, and have signed the Stipulation setting forth those settlement terms.

On August 25, 2023, at 9:00 a.m., the Court will hold a hearing (the “Settlement Hearing”) in the Action either remotely via Zoom or in person, and, if in person, at the Superior Court of New Jersey, Law Division, Hudson County, William J. Brennan Jr. Courthouse, 583 Newark Avenue, Jersey City, NJ 07306. The purpose of the Settlement Hearing is to determine whether: (i) the terms of the proposed Settlement should be approved as fair, reasonable, and adequate; (ii) the notice of the Settlement to current Newell stockholders fully satisfies the requirements of due process; (iii) a final judgment should be entered and the Action should be dismissed with prejudice on the terms set forth in the Stipulation; (iv) the Fee and Expense Amount and Service Awards (defined below) should be approved; and (v) such other matters as may be necessary and proper under the circumstances.

The Court may: (i) approve the Settlement, with such modifications as may be agreed to by counsel for the Settling Parties consistent with such Settlement without further notice to current Newell stockholders; (ii) continue or adjourn the Settlement Hearing by oral announcement at the hearing or any adjournment thereof without further notice to current Newell stockholders; and (iii) conduct the Settlement Hearing remotely without further notice to current Newell stockholders. If you intend to attend the Settlement Hearing, please consult the Court’s calendar for any change in date, time, or format.

THERE IS NO CLAIMS PROCEDURE. This case was brought to protect the interests of Newell. The Settlement will result in changes to the Company’s corporate governance, not in payment to individuals, and accordingly, there will be no claims procedure.

II.	FACTUAL AND PROCEDURAL BACKGROUND

A.	Factual Allegations

Newell is a global consumer goods company with a portfolio of leading brands. In April 2016, Newell acquired Jarden Corporation (“Jarden”), a provider of various name-brand consumer and commercial products (the “Merger”). In anticipation of the Merger, on January 14, 2016, the Company and Jarden filed a draft joint registration statement on Form S-4 with the SEC (the “Registration Statement”). The Registration Statement was deemed effective on March 18, 2016. On April 15, 2016, the Company completed the acquisition of Jarden.

Plaintiffs assert claims for breach of fiduciary duty and related claims derivatively on behalf of Newell against the Settling Defendants, current and former officers and directors of Newell, arising out of certain alleged misstatements and omissions in the Registration Statement and other of the Company’s filings with the SEC relating to, among other things, the Merger, certain of its discounting practices, and the Company’s core sales growth, as well as claims related to Newell’s repurchase of its shares. The claims also involve alleged insider trading and alleged wrongful refusal of stockholder demands. As set forth in greater detail in Section III, infra, the Settling Defendants dispute and deny Plaintiffs’ allegations and claims.

B.	The Derivative Actions and Litigation Demands

On October 29, 2018, Plaintiff Streicher filed a stockholder derivative action on behalf of nominal defendant Newell, captioned Streicher v. Polk, et al., Case No. 1:18-cv-1696, in the United States District Court for the District of Delaware, alleging breaches of fiduciary duty, unjust enrichment, waste of corporate assets, and violations of the Securities Exchange Act of 1934. On October 30, 2018, Plaintiff Martindale filed a stockholder derivative action alleging substantially similar facts and making substantially similar claims, captioned Martindale v. Polk, et al., Case No. 1:18-cv-1703, pending in the United States District Court for the District of Delaware. On November 14, 2018, the United States District Court for the District of Delaware entered an order consolidating these actions under the caption In re Newell Brands Inc. Derivative Litigation, Case No. 1:18-cv-1696-CFC. On January 31, 2019, pursuant to a stipulation of the parties, the court entered an order staying the consolidated case until 30 days after the entry of any order denying the motion to dismiss in the related Securities Class Actions. On March 22, 2021, the court entered an order staying the consolidated case until 30 days after the entry of any order ruling on summary judgment in the State Securities Litigation. The stay order also provided that Plaintiffs Streicher and Martindale would receive any discovery produced in the State Securities Litigation. On January 31, 2023, the parties to the consolidated action stipulated to the dismissal without prejudice of Plaintiff Streicher. On February 3, 2023, Plaintiff Streicher sent a stockholder litigation demand to the Newell Board. On May 26, 2023, Plaintiff Streicher filed a stockholder derivative action on behalf of nominal defendant Newell in the Court alleging that her pre-suit demand was wrongfully constructively refused and alleging breaches of fiduciary duty.

On March 19, 2019, Plaintiffs Weber and Butcher-Weber, through counsel, sent a stockholder litigation demand to the Newell Board, requesting that the Newell Board investigate alleged wrongdoing and take appropriate action. The Company acknowledged receipt of the demand in May 2019, and informed Plaintiffs Weber and Butcher-Weber that the Newell Board had determined to defer consideration of their demand pending further developments in the Securities Class Actions. The parties continued to correspond regarding the demand, with Newell’s Board continuing to defer consideration of the demand pending developments in the related securities litigation. On December 30, 2020, Weber and Butcher-Weber filed a stockholder derivative action on behalf of nominal defendant Newell, captioned Weber, et al. v. Polk, et al., Case No. 1:20-01792-CFC, in the United States District Court for the District of Delaware, alleging that their pre-suit demand was wrongfully refused and alleging breaches of fiduciary duty and waste of corporate assets and certain other claims.2 On March 19, 2021, pursuant to a stipulation of the parties, the court entered an order staying that case until and through the resolution of the Securities Class Actions. The stay order also provided that Plaintiffs Weber and Butcher-Weber would receive any discovery produced in the State Securities Litigation.

C.	The Settlement Negotiations

In 2021, the Settling Parties agreed to engage in settlement discussions to explore a possible resolution of the Derivative Matters. On August 12, 2021, the Plaintiffs sent Newell and the Settling Defendants a joint written settlement demand. Plaintiffs and Settling Defendants submitted competing mediation statements to the Hon. Daniel Weinstein (Ret.), an experienced mediator with JAMS ADR, and Ambassador David L. Carden, Esq. (the “Mediators”). On August 25, 2021, the Settling Parties participated in an in-person mediation session conducted by the

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The stockholder litigation demand sent by Plaintiffs Weber and Butcher-Weber named former Newell Chief Financial Officer Ralph Nicoletti among those current and former directors and executive officers of Newell whom they alleged committed breaches of fiduciary duties. Mr. Nicoletti was not named as a defendant in the complaint they subsequently filed in Weber, et al. v. Polk, et al., Case No. 1:20-01792-CFC (D. Del.).

Mediators. The mediation did not result in a settlement, although the Settling Parties continued negotiations thereafter. The Settling Parties agreed to conduct another in-person mediation session on October 6, 2022 before the Mediators, and submitted competing supplemental mediation statements. While the mediation session was not successful, the Settling Parties continued to negotiate.

After significant arm’s-length negotiations, the Settling Parties reached agreement on the substantive terms of the proposed Settlement on April 25, 2023. Thereafter, a Special Litigation Committee of the Newell Board, comprised of three disinterested directors not named in the Derivative Matters, and advised by counsel, reviewed the proposed Settlement, and, in the good faith exercise of their business judgment, determined unanimously that the Settlement confers substantial benefits upon Newell and its stockholders, and that resolution of the Derivative Matters on the terms set forth in the Stipulation would serve the best interests of Newell and its stockholders.

After reaching agreement on the substantive terms of the proposed Settlement, the Settling Parties commenced negotiations relating to the attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel in recognition of the benefits conferred on the Company through the corporate governance reforms set forth herein. After lengthy and adversarial negotiations guided by the Mediators, the Settling Parties agreed to accept a fee and expense award proposal set forth by the Mediators setting forth that, in recognition of the substantial benefits to be conferred through the proposed Settlement, Plaintiffs’ Counsel should receive attorneys’ fees and expenses of $1.7 million, subject to Court approval.

III.	TERMS OF THE SETTLEMENT

The proposed Settlement requires the Company to adopt certain corporate governance reforms, as outlined in the Stipulation (the “Reforms”). Certain of the Reforms specifically identified in the Stipulation shall be maintained for a minimum of four (4) years following the final approval of the Settlement. In the event any of the Reforms conflict with any law, rule, or regulation (including, but not limited to, regulations of any stock exchange on which the Company’s securities are listed), the Company shall not be required to implement or maintain such modification; provided, however, that in such event, the Company shall adopt an amended or substitute reform that addresses the same goals, purposes, and/or functions of the original Reforms within ninety (90) days of its discontinuance. If, however, the independent members of the Board, in a good faith exercise of their business judgment, determine that it is not possible to adopt an acceptable amended or substitute reform, the Reform(s) may be eliminated. In the Settlement, Newell also acknowledges that certain previous actions were undertaken by the Company substantially in response to the filing, pendency, and prosecution of the Derivative Matters. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the Stipulation, which has been filed with the Court.

IV.	DISMISSAL AND RELEASES

The Settlement is conditioned upon the occurrence of certain events, which include, among other things: (i) final approval of the Settlement by the Court following notice to current Newell stockholders and the Settlement Hearing contemplated by the Stipulation; (ii) Court entry of the Court Approval Order and Judgment, approving the Settlement and dismissing with prejudice the Action, without awarding costs to any Settling Party, except as provided in the Stipulation; (iii) payment of the Fee and Expense Amount awarded by the Court; and (iv) the passing of the date upon which the Judgment becomes Final (the “Effective Date”).

Upon the Effective Date, Plaintiffs (acting on their own behalf and derivatively on behalf of Newell and its stockholders) and all other stockholders of Newell shall be deemed to have, and by operation of law and of the Judgment: (i) shall have, fully, finally, and forever compromised, settled, released, resolved, relinquished, waived, and discharged and dismissed with prejudice each and every one of the Released Claims against the Released Persons; and (ii) shall be forever barred and enjoined from commencing, instituting or prosecuting any of the Released Claims against any of the Released Persons.

Upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of law and of the Judgment shall have, fully, finally, and forever compromised, settled, released, resolved, relinquished, waived, and discharged each and all of the Plaintiffs and Plaintiffs’ Counsel from all claims (including Unknown Claims) arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Derivative Matters or the Released Claims.

Nothing within these releases shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

V.	PLAINTIFFS’ COUNSEL’S ATTORNEYS’ FEES AND EXPENSES AND PLAINTIFFS’ SERVICE AWARDS

After negotiating the material substantive terms of the Settlement, counsel for the Settling Parties, with the assistance of the Mediators, separately negotiated the attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel based on the substantial benefits conferred upon Newell and its stockholders by the Settlement. In light of the substantial benefits conferred by Plaintiffs’ Counsel’s efforts upon Newell and its stockholders, Newell, acting by and through its Board, has agreed that Settling Defendants shall cause to be paid to Plaintiffs’ Counsel one million seven hundred thousand dollars ($1,700,000) in attorneys’ fees and expenses, subject to Court approval (the “Fee and Expense Amount”). Additionally, in light of the substantial benefits conferred by Plaintiffs’ efforts upon Newell and its stockholders through their litigation of the Derivative Matters, Plaintiffs may request the Court to approve service awards for each of them in an amount up to two thousand five hundred dollars ($2,500.00) (the “Service Awards”), to which Newell and the Settling Defendants shall not object. The Service Awards shall be funded solely from the Fee and Expense Amount.

VI.	REASONS FOR THE SETTLEMENT

Counsel for the Settling Parties believe that the Settlement is in the best interests of Newell and its stockholders.

A.	Why Did Plaintiffs Agree to Settle?

Plaintiffs and Plaintiffs’ Counsel believe that the claims and allegations asserted in the Derivative Matters have merit, and Plaintiffs’ entry into the Stipulation is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Derivative Matters. Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Derivative Matters. Plaintiffs and Plaintiffs’ Counsel also have considered the uncertain outcome and the risk of any litigation, especially in complex matters such as the Derivative Matters. Plaintiffs and Plaintiffs’ Counsel also are mindful of the inherent problems of proof of, and possible defenses to, the claims asserted in Derivative Matters.

Plaintiffs’ Counsel have conducted extensive investigation and analysis, including, inter alia: (i) review of Newell’s press releases, recorded public statements, SEC filings, and securities analysts’ reports and advisories about the Company; (ii) review of relevant business and media reports about the Company; (iii) review and analysis of discovery produced in the State Securities Litigation; (iv) factual and legal research and analysis in support of the Litigation Demands; (v) factual and legal research and analysis conducted in preparing the derivative complaints; (vi) compilation and analysis of damages; (vii) additional factual and legal research and analysis performed in connection with the preparation of Plaintiffs’ settlement demand and mediation statements, including detailed assessments of each claim and potential defenses, research into corporate governance and oversight best practices generally and among Newell peer corporations; and (viii) review and analysis of information and documents exchanged with Newell and the Settling Defendants during the course of settlement negotiations.

Based on Plaintiffs’ Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs’ Counsel believe that the Settlement set forth in the Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Newell. Based upon Plaintiffs’ Counsel’s evaluation, Plaintiffs have determined that the Settlement is in the best interests of Newell and have agreed to settle the Released Claims upon the terms and subject to the conditions set forth in the Stipulation.

B.	Why Did the Settling Defendants Agree to Settle?

The Settling Defendants have denied and continue to deny each of the claims and contentions alleged by Plaintiffs in the Derivative Matters. The Settling Defendants expressly have denied and continue to deny all allegations of wrongdoing or liability against them or any of them arising out of, based upon, or related to, any of the conduct, statements, acts or omissions alleged by Plaintiffs, or that could have been alleged by Plaintiffs, in the Derivative Matters. Without limiting the foregoing, the Settling Defendants have denied and continue to deny, among other things, that they breached their fiduciary duties or any other duty owed to Newell or its stockholders, or that Plaintiffs, Newell, or its stockholders suffered any damage or were harmed as a result of any conduct alleged in the Derivative Matters. The Settling Defendants have further asserted and continue to assert that at all relevant times they acted in good faith and in a manner they reasonably believed to be in the best interests of Newell and its stockholders.

Nonetheless, the Settling Defendants also have taken into account the expense, uncertainty, and risks inherent in any litigation, especially in complex matters like the Derivative Matters, and that the proposed Settlement would, among other things: (a) bring to an end the expenses, burdens, and uncertainties associated with the continued litigation of the claims asserted in the Derivative Matters; (b) finally put to rest those claims and the underlying Derivative Matters; and (c) confer benefits upon them, including further avoidance of disruption of their duties due to the pendency and defense of the Derivative Matters. Therefore, the Settling Defendants have determined that it is in the best interests of Newell for the Derivative Matters, and all of the Settling Parties’ disputes related thereto, to be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation. The Stipulation (including all of the Exhibits thereto) shall in no event be construed as or deemed to be evidence of an admission or concession by the Settling Defendants with respect to any claim of fault, liability, wrongdoing, or damage alleged by Plaintiffs or that could have been alleged by Plaintiffs.

VII.	SETTLEMENT HEARING

On August 25, 2023, at 9:00 a.m., the Court will hold a Settlement Hearing either remotely via Zoom or in person, and, if in person, at the Superior Court of New Jersey, Law Division: Hudson County, William J. Brennan Jr. Courthouse, 583 Newark Avenue, Jersey City, NJ 07306. At the Settlement Hearing, the Court will consider and determine: (i) whether the Settlement on the terms and conditions provided for in the Stipulation is fair, reasonable, and adequate and should be approved by the Court; (ii) whether a final judgment should be entered and the Action should be dismissed with prejudice on the terms set forth in the Stipulation; (iii) whether the Fee and Expense Amount and Service Awards should be approved; and (v) any other matters that the Court may deem appropriate.

VIII.	RIGHT TO ATTEND SETTLEMENT HEARING

Any Newell stockholder as of the Record Date may, but is not required to, appear in person (or telephonically or via any video platform as may be designated by the Court) at the Settlement Hearing. If you want to be heard at the Settlement Hearing, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing date, time, or platform used (i.e., in person, telephonically, or via video) without further notice. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date, time, and platform before going to the Court. NEWELL STOCKHOLDERS AS OF THE RECORD DATE WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.

IX.	RIGHT TO OBJECT TO THE PROPOSED DERIVATIVE SETTLEMENT AND PROCEDURES FOR DOING SO

Any Newell stockholder as of the Record Date has the right to object to any aspect of the Settlement and you may request to be heard at the Settlement Hearing. You must object in writing. If you choose to object, then you must follow these procedures.

A.	You Must Make Detailed Objections in Writing

Any objections must be presented in writing and must contain the following information:

1.	The current Newell stockholder’s name, address, telephone number, and email address (if available);

2.	The number of shares of Newell stock the current Newell stockholder currently holds, together with third-party documentary evidence thereof, such as the most recent account statement;

3.	If the objection is made by the current Newell stockholder’s counsel, that counsel’s name, address, telephone number, and email address;

4.	A statement of specific objections to the Settlement, the grounds therefor, or the reasons to appear and be heard, and the attachment of all documents or writings in support thereof;

5.	The identities of any witness such Person intends to call at the Settlement Hearing and a summary of their likely testimony; and

6.	A list–including dates, courts, case names and numbers, and disposition–of any other Settlements to which the individual or entity has objected during the previous seven (7) years.

The Court may not consider any objection that does not substantially comply with these requirements.

B.	You Must Timely File Written Objections with the Court and Deliver to Counsel for the Settling Parties

ANY WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN AUGUST 11, 2023. The Court Clerk’s address is:

Clerk of the Court

Superior Court of New Jersey, Law Division: Hudson County

William J. Brennan Jr. Courthouse

583 Newark Avenue, Jersey City, NJ 07306

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO COUNSEL FOR THE SETTLING PARTIES SO THEY ARE RECEIVED NO LATER THAN AUGUST 11, 2023. Counsel’s addresses are:

Counsel for Plaintiffs

Phillip Kim The Rosen Law Firm, P.A. 275 Madison Avenue, 40th Floor New York, New York 10016	Timothy Brown The Brown Law Firm 767 Third Avenue, Suite 2501 New York, New York 10017

Melinda Nicholson Kahn Swick & Foti, LLC 1100 Poydras Street, Suite 960 New Orleans, Louisiana 70163

Counsel for Defendants

B. Warren Pope Bethany M. Rezek King & Spalding LLP 1180 Peachtree Street, N.E. Atlanta, Georgia 30309	Joel M. Eads Greenberg Traurig LLP 1717 Arch Street Suite 400 Philadelphia, Pennsylvania 19103

Unless the Court orders otherwise, your objection will not be considered unless it is timely filed with the Court and delivered to the above-referenced counsel for the Settling Parties.

Any attorneys retained by a Person intending to appear, and requesting to be heard, at the Settlement Hearing, must, in addition to the requirements set forth above, file with the Clerk of Court and deliver to counsel listed above for the Settling Parties a notice of appearance, which must be received by no later than August 11, 2023.

Any Person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding.

X.	HOW TO OBTAIN ADDITIONAL INFORMATION

This Notice summarizes the Stipulation. It is not a complete statement of the events of the Derivative Matters or the Settlement contained in the Stipulation. You may inspect the Stipulation and other papers in the Action at the Clerk of Court’s office at any time during regular business hours of each business day. The Clerk’s office is located at the Superior Court of New Jersey, Law Division: Hudson County, William J. Brennan Jr. Courthouse, 583 Newark Avenue, Jersey City, NJ 07306. However, you must appear in person to inspect these documents. The Clerk’s office will not mail copies to you. You may also view and download the Stipulation, as well as this Notice, at https://ir.newellbrands.com/. You may obtain further information by contacting Plaintiffs’ Counsel: Phillip Kim, The Rosen Law Firm, P.A., 275 Madison Avenue, 40th Floor, New York, NY 10016, Tel: (212) 686-1060, Email: pkim@rosenlegal.com; Timothy Brown, The Brown Law Firm, P.C., 767 Third Avenue, Suite 2501, New York, NY 10017, Tel: (516) 922-5427, Email: tbrown@thebrownlawfirm.net; or Melinda Nicholson, Kahn Swick & Foti, LLC, 1100 Poydras Street, Suite 960, New Orleans, Louisiana 70163, Tel: (504) 455-1400, Email: melinda.nicholson@ksfcounsel.com.

PLEASE DO NOT CONTACT THE COURT OR THE CLERK’S OFFICE REGARDING THIS NOTICE.

DATED: June 27, 2023	BY ORDER OF THE COURT
SUPERIOR COURT OF NEW JERSEY, LAW DIVISION, HUDSON COUNTY

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